Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Houston, TX — February 22, 2018 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income of $7.5 million or $0.20 per diluted share, for the quarter ended December 31, 2017, as compared to $16.9 million or $0.45 per diluted share, for the quarter ended December 31, 2016.  Earnings per share for the fourth quarter of 2017, adjusted for the remeasurement of net deferred tax assets for the corporate tax rate reduction of $9.5 million, were $0.45 per diluted share.  The Company reported revenue of $461.1 million in the current quarter, as compared to $392.1 million in 2016.  The Company reported free cash flow of $30.3 million in the current quarter, as compared to $35.7 million in 2016.  Backlog as of December 31, 2017 was $948.4 million as compared to $901.2 million as of September 30, 2017 and $763.4 million as of December 31, 2016.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “2017 was another strong year for Comfort Systems USA.  Our fourth quarter was marked by strong earnings and year over year quarterly revenue growth of 17.6%, including same store revenue growth of 10.9%.  Bookings remain a source of optimism, as our backlog has continued to build, increasing by 5.2% on a same store basis since the third quarter.  Our backlog has increased since last year by more than $185.0 million, including $155.0 million in same store backlog growth.”

The Company reported net income of $55.3 million or $1.47 per diluted share, for the twelve months ended December 31, 2017, as compared to $64.9 million or $1.72 per diluted share, in 2016. Earnings per share for 2017, adjusted for the fourth quarter remeasurement of net deferred tax assets and a first quarter goodwill impairment, were $1.74 per diluted share.  The Company also reported revenue of $1.79 billion, as compared to $1.63 billion in 2016.  Free cash flow for the twelve months ended December 31, 2017 was $80.0 million, as compared to $69.0 million in 2016.

Mr. Lane continued, “We wrote off $9.5 million in deferred tax assets at year end, and our after-tax earnings and cash flow will benefit in future periods from the tax rate reduction starting in 2018. We estimate that our effective tax rate in future periods will be 10% to 11% lower than our normalized rates have averaged in the past. We are anxious to invest the additional cash flow to grow our business, benefit our employees and reward our shareholders.”

Mr. Lane concluded, “Increased investment appetite from private companies, together with our investments over the last few years to prepare for growth, have positioned us for continued success.  Our backlog is strong, and our ongoing prospects are good.  We remain optimistic that Comfort Systems USA will continue to grow and improve.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday,  February 23, 2018 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4214 and enter 80113589 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PFH9WMXTT.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 3:00 p.m. Central Time, Friday,  March 2, 2018 by calling 1-888-286-8010 with the conference passcode of 17902153, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 117 locations in 104 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(Unaudited)
	2017	%	2016	%	2017	%	2016	%
Revenue	$461,072	100.0%	$392,100	100.0%	$1,787,922	100.0%	$1,634,340	100.0%
Cost of services	367,341	79.7%	303,835	77.5%	1,421,641	79.5%	1,290,331	79.0%
Gross profit	93,731	20.3%	88,265	22.5%	366,281	20.5%	344,009	21.0%

SG&A	70,033	15.2%	62,956	16.1%	266,586	14.9%	243,201	14.9%
Goodwill impairment	—	—	—	—	1,105	0.1%	—	—
Gain on sale of assets	(206)	—	(238)	(0.1)%	(670)	—	(761)	—
Operating income	23,904	5.2%	25,547	6.5%	99,260	5.6%	101,569	6.2%

Interest expense, net	(749)	(0.2)%	(472)	(0.1)%	(3,086)	(0.2)%	(2,336)	(0.1)%
Changes in the fair value of contingent earn-out obligations	1,870	0.4%	263	0.1%	3,715	0.2%	731	—
Other income (expense)	992	0.2%	642	0.2%	1,049	0.1%	1,097	0.1%
Income before income taxes	26,017	5.6%	25,980	6.6%	100,938	5.6%	101,061	6.2%

Provision for income taxes	18,478		9,113		45,666		36,165
Net income	$7,539	1.6%	$16,867	4.3%	$55,272	3.1%	$64,896	4.0%

Income per share
Basic	$0.20		$0.45		$1.48		$1.74
Diluted	$0.20		$0.45		$1.47		$1.72

Shares used in computing income per share:
Basic	37,180		37,199		37,239		37,335
Diluted	37,634		37,684		37,672		37,811

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$7,539	$16,867	$55,272	$64,896
Goodwill impairment, net of income tax expense of $-, $-, $397 and $-	—	—	708	—
Tax expense related to remeasurement of net deferred tax assets for the corporate tax rate reduction	9,478	—	9,478	—
Net income excluding goodwill impairment and tax expense related to the remeasurement of net deferred tax assets for the corporate tax rate reduction	$17,017	$16,867	$65,458	$64,896

Diluted income per share	$0.20	$0.45	$1.47	$1.72
Goodwill impairment	—	—	0.02	—
Tax expense related to remeasurement of net deferred tax assets for the corporate tax rate reduction	0.25	—	0.25	—
Diluted income per share excluding goodwill impairment and tax expense related to the remeasurement of net deferred tax assets for the corporate tax rate reduction	$0.45	$0.45	$1.74	$1.72

Note:  Diluted income per share and net income, excluding goodwill impairment and tax expense related to the remeasurement of net deferred tax assets for the corporate tax rate reduction, are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties.  However, these measures are not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, these amounts should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2017	%	2016	%	2017	%	2016	%

Net income	$7,539		$16,867		$55,272		$64,896
Provision for income taxes	18,478		9,113		45,666		36,165
Other expense (income), net	(992)		(642)		(1,049)		(1,097)
Changes in the fair value of contingent earn-out obligations	(1,870)		(263)		(3,715)		(731)
Interest expense, net	749		472		3,086		2,336
Gain on sale of assets	(206)		(238)		(670)		(761)
Goodwill impairment	—		—		1,105		—
Depreciation and amortization	10,120		6,495		37,456		26,166
Adjusted EBITDA	$33,818	7.3%	$31,804	8.1%	$137,151	7.7%	$126,974	7.8%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income,  provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	December 31,
	2017	2016

Cash and cash equivalents	$36,542	$32,074
Accounts receivable, net	382,867	318,837
Costs and estimated earnings in excess of billings	30,116	29,369
Other current assets	39,832	35,677
Total current assets	489,357	415,957
Property and equipment, net	87,591	68,195
Goodwill	200,584	149,208
Identifiable intangible assets, net	76,044	42,435
Other noncurrent assets	27,544	33,108
Total assets	$881,120	$708,903

Current maturities of long-term debt	$613	$600
Current maturities of long-term capital lease obligations	—	163
Accounts payable	132,011	103,440
Billings in excess of costs and estimated earnings	106,005	83,985
Other current liabilities	135,099	129,493
Total current liabilities	373,728	317,681
Long-term debt	59,926	1,955
Long-term capital lease obligations	—	93
Other long-term liabilities	29,521	12,541
Total liabilities	463,175	332,270
Total stockholders’ equity	417,945	376,633
Total liabilities and stockholders’ equity	$881,120	$708,903

Selected Cash Flow Data (In Thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)
	2017	2016	2017	2016
Cash provided by (used in):
Operating activities	$48,398	$41,434	$114,090	$91,188
Investing activities	$(18,062)	$(4,398)	$(128,968)	$(79,318)
Financing activities	$(23,290)	$(30,299)	$19,346	$(36,260)

Free cash flow:
Cash from operating activities	$48,398	$41,434	$114,090	$91,188
Purchases of property and equipment	(18,637)	(5,960)	(35,467)	(23,217)
Proceeds from sales of property and equipment	575	215	1,359	1,062
Free cash flow	$30,336	$35,689	$79,982	$69,033

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.